EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned does hereby appoint CELIA A. COLBERT and KENNETH C. FRAZIER and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Form 10-K Annual Report of Merck & Co., Inc. for the fiscal year ended December 31, 2005 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of February 2006.

MERCK & CO., Inc.
By /s/ Richard T. Clark
Richard T. Clark
(Chief Executive Officer and President)

/s/ Richard T. Clark	Chief Executive Officer and President

Richard T. Clark	(Principal Executive Officer; Director)

/s/ Judy C. Lewent	Executive Vice President & Chief Financial Officer

Judy C. Lewent	(Principal Financial Officer)

/s/ Richard C. Henriques, Jr.	Vice President, Controller

Richard C. Henriques, Jr.	(Principal Accounting Officer)
DIRECTORS

/s/ Lawrence A. Bossidy	/s/ Thomas E. Shenk

Lawrence A. Bossidy	Thomas E. Shenk

/s/ William G. Bowen

William G. Bowen	Anne M. Tatlock

/s/ Johnnetta B. Cole	/s/ Samuel O. Thier

Johnnetta B. Cole	Samuel O. Thier

/s/ Wendell P. Weeks

William B. Harrison, Jr.	Wendell P. Weeks

/s/ William N. Kelley	/s / Peter C. Wendell

William N. Kelley	Peter C. Wendell

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus